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                                                                         10.9(c)

                   SECOND AMENDMENT TO EQUIPMENT SCHEDULE ONE
                           TO MASTER LEASE NO. 172564


         This Second Amendment to Equipment Schedule No. One to Master Lease No. 172564, is dated September 28, 2000, and is between COMPUTER SALES INTERNATIONAL, INC. ("Lessor") and INNOTRAC CORPORATION ("Lessee").

         The parties previously entered into Equipment Schedule No. One, Master Lease No. 172564 (the "Lease") for the lease of certain units of computer equipment ("Equipment"). Lessee wants to add a certain soft cost to the Lease, and change the start date of the Lease. In consideration of the foregoing and the promises and covenants contained in this Second Amendment, the parties agree to amend the Lease on the terms and conditions set forth below:

         1. In consideration of Lessee's entering into this Amendment, Lessor agrees to pay to Lessee a sum not to exceed $23,000.00 in reimbursement for various professional services in connection with the Equipment.

         2. The first day of the Initial Term is changed to October 1, 2000. All references in the Lease to "July 1, 2000" and "June 30, 2003," are changed to "October 1, 200," and "September 30, 2003," respectively.

         3. All other terms and conditions of the Lease remain unchanged in full force and effect.

         The parties have executed this Second Amendment to Equipment Schedule No. One, Master Lease No. 172564, as of the date set forth below.